Exhibit 10.18

Dear Luca,

We are delighted to outline below the terms of the variable compensation plan (PlanJ for you in your role as Chief Revenue Officer (CRO). This Plan is effective from the 1st of February 2020 to the 31st January 2021 and is an annual plan with quarterly advances, payable in accordance with the Terms & Conditions for Sprinklr 2021 Bonus Plans.

As an annual plan with quarterly advances, once the plan is effective, your quarterly advance payments will be made in the month following the end of any fiscal quarter (e.g. May, August & November). The payment date for Q4 will be March 2021 to take account of year end true-up work and calculations.

Eligible Bonus Amount

Your annual variable pay target for Q1-Q3 was 262,500 CHF (350,000 CHF annually). Effective November 1, 2020, your new annual variable target will be 396,000 CHF. For Q1-Q3, your quarterly target was 87,500 CHF and for Q4, your quarterly target is 99,000 CHF. Your plan has a quarterly maximum with the quarterly advance capped at a maximum of 75% (65,625 CHF) for Q1-Q3 and (74,250 CHF) for Q4.

There are 2 components to your bonus plan:

1.	Attainment of the annual Company Gross New ARR target of $107 million US Dollars. Your total eligible incentive for Gross New ARR is 271,125 CHF which equals 75% of your annual incentive target.

2.	Attainment of the Company ARR retention target of 90% equalling 25% of your annual target incentive or 90,375 CHF.

Gross New ARR target – 75%

75% of your eligible quarterly bonuses will be earned based on attainment of the Company Gross New ARR target with the minimum attainment required for pay out of 50% of the quarterly target. Your quarterly annual target for Gross New ARR is as follows (capped at 75% of target) is 65,625 CHF for quarters (Q1-Q3) and 74,250 (Q4). Your annual ARR target is further broken down as follows: 22.102M for Q1; 25.3M for Q2; 26.6M for Q3 and 33M for Q4. No quarterly payment will be made unless quarterly performance is greater than or equal to 50% of the quarterly quota target. The table below summarizes the rates and payout range for each quarter.

More Than (>) or Equal To (=)	Less Than (<) and/ or Equal To (=)	Q1 License Rate	Q2 License Rate	Q3 License Rate	Q4 License Rate	Payout Range (Amount in CHF) For Q1- Q3	Payout Range (Amount in CHF) For Q4
0%	< 50%	0.296%	0.259%	0.246%	0.225%	0%	0%
= 50%	< = 100%	0.296%	0.259%	0.246%	0.225%	43,750-87,500	49,500-99,000

Annual Acceleration

You will be eligible to earn Gross New ARR bonus at accelerator rates once you have achieved your annual 2021 Quota target as follows:

•	>101% to 110% attainment 5x on license only
•	>110% attainment 7x on license only

More Than (>) or Equal To (=)	Less Than (<) and/ or Equal To (=)	License Rate	Payout Range (Amount in CHF)
100%	< 110%	1.2266%	271,125-402,371
>110%	+	1.7172%	402,371 +

Client ARR Retention—25%

25% of your eligible quarterly bonus (16,406 for Q1-Q3 and 24,750 for Q4) will be earned based on our attainment of the Company ARR Retention target and pay out levels will be as follows:

Retention%	FY21- Quarterly Payout
78.00%	75.00%
78.50%	77.00%
79.00%	79.00%
79.50%	81.00%
80.00%	83.00%
80.50%	85.00%
81.00%	87.00%
81.50%	89.00%
82.00%	91.00%
82.50%	95.00%
83.00%	100.00%
84.50%	105.00%
86.00%	110.00%
87.50%	115.00%
89.00%	120.00%
90.50%	125.00%
92.00%	130.00%
93.50%	135.00%
95.00%	140.00%
96.50%	145.00%
98.00%	150.00%

Year End true-up

This is an annual plan that is advanced and paid quarterly. For quarters 1 through 3 we will make advance payments against the annual attainment (based on the performance in that quarter) . At year end, we will perform the annual calculation accounting for advances made earlier in the year against annual earnings when calculating the final payment due under the plan.

In quarters 1 through 3, advances against each element of the target bonus are capped at 75% of the total quarterly on target potential amount for that element.

General Terms and Conditions

1.	The FY 2021 Variable Compensation Plan Documents can be accessed from the link below, in which you will find:

2.	Terms & Conditions Applicable to Sales Incentive Plans FY 2021

3.	Bookings Policy FY 2021

4.	Sales Collaboration Policy FY 2021

Please do read them carefully and sign your acceptance below as NO commission will be advanced prior to the receipt of your signed plan.

FY 2021 Variable Compensation Plan Documents

*	Right click link above and select “Open Link in New Tab” to view the FY 2021 Variable Compensation Plan Documents.

Please do read them carefully and sign your acceptance below as NO commission or Bonus will be advanced prior to the receipt of your signed plan.

Acknowledgement and Signature

I hereby acknowledge that I have read and accept all terms and conditions of this schedule along with the associated terms and conditions and agree to abide by its terms.

Approval by:

/s/ Luca Lazzaron

Luca Lazzaron

Chief Revenue Officer

Date: October 19, 2020

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